Exhibit 10.8

EDGEN MURRAY CORPORATION

Profit Sharing Example

Year Ended December 2008

Cash Incentive Bonus Computation:

The employee cash incentive bonus (“bonus”) is based on EDGEN MURRAY II, L.P. (“EDGEN MURRAY”) achieving its target earnings before interest expense, income taxes, depreciation and amortization (“EBITDA”). No bonus will be earned until EDGEN MURRAY has achieved 50% of the target EBITDA amount. Once the 50% level has been achieved, the bonus will be earned as follows. For each percentage point achieved in excess of 50%, the employee will earn 2% of his/her target bonus. If the actual EDGEN MURRAY EBITDA exceeds 100% of target, the employee will continue to earn an additional 1% of the target bonus for each additional 1% that EBITDA exceeds the target.

Employee: John

Annual Base Salary as of March 31, 2008: $25,000

Target Profit Sharing Bonus: 10% of Annual Base Salary ($2,500)

I.	EDGEN MURRAY achieves 100% or less of target EBITDA; the bonus will be calculated as:

(Percent of EBITDA Achieved – Minimum Percent) x 2 x Target Bonus Amount

For example, if EDGEN MURRAY achieves 80% of EBITDA target, the bonus will be (80% – 50%) x 2 = 60% x $2,500 = $1,500

II.	EDGEN MURRAY achieves greater than 100% of target EBITDA; the bonus will be calculated as:

Target Bonus ($2,500) + (Percent of EBITDA achieved – 100%) = Bonus

For example, if EDGEN MURRAY achieves 110% of target EBITDA, the bonus will be $2,500 + [(110% – 100%) x $2,500] = $2,750

Important Note: To be eligible for the full amount of the cash incentive bonus, the employee must have been employed as of March 1, 2008, and must still be employed at time(s) of payment. The profit sharing bonus will be paid on or about March 15, 2009.

Target Bonus:	$2,500

Bonus Table:

Percent of Target EBITDA	Percent of Target Bonus Earned	$ Amount of Bonus Earned
0 to 50	0%	$
51	2%		$50
60	20%		$500
70	40%		$1,000
80	60%		$1,500
90	80%		$2,000
100	100%		$2,500
110	110%		$2,750
120	120%		$3,000

All calculations shown are US Dollars. Actual payments will be converted to and paid in the currency in which you are normally paid.